             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                   -----------------------

                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

                 ---------------------------


              Date of Report (Date of earliest
               event reported): July 19, 2001



                THE ST. PAUL COMPANIES, INC.
   ------------------------------------------------------
   (Exact name of Registrant as specified in its charter)


     Minnesota            001-10898            41-0518860
------------------- --------------------  ---------------------
     (State of         (Commission File     (I.R.S. Employer
  Incorporation)           Number)         Identification No.)



385 Washington St., St. Paul, MN              55102
--------------------------------           ----------
(Address of principal                      (Zip Code)
executive offices)


                       (651) 310-7911
             ----------------------------------
               (Registrant's telephone number,
                    including area code)




                             N/A
------------------------------------------------------------
    (Former name or former address, if changed since last
                           report)

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Item 5.    Other Events and Regulation FD Disclosure
           -----------------------------------------

     The following information was derived from press releases of The St. Paul Companies, Inc. dated July 19, 2001 and July 24, 2001:


     On July 19, 2001, The St. Paul Companies announced that Marita Zuraitis, currently senior vice president - U.S. Insurance Operations (USIO) was appointed executive vice president - USIO, succeeding Steve Lilienthal, who resigned to become president and chief operating officer of the property and casualty operation of CNA, the Chicago-based insurer. All U.S. field operations and commercial underwriting, including the Commercial Lines Group, will report to Ms. Zuraitis. T. Michael Miller, currently senior vice president - Global Specialties, was named executive vice president with expanded responsibility for the company's global specialty practices.

     On July 24, 2001, The St. Paul Companies, Inc. announced second-quarter 2001 operating earnings from continuing operations of $90.8 million, or $0.39 per diluted share, compared with $144.5 million, or $0.63 per share, in the second quarter of 2000. As the company had previously announced, adverse prior-year development in the Health Care segment, along with higher-than-expected catastrophe losses, lowered second-quarter earnings.


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              THE ST. PAUL COMPANIES, INC.




                              By  /s/ Bruce A. Backberg
                                  ---------------------
                                  Bruce A. Backberg
                                  Senior Vice President


Date: July 25, 2001